SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934

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Van Kampen Senior Income Trust
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60 Heritage Drive
Pleasantville, NY 10570
(914) 747-5262




September 19, 2002


The Board of Directors
Van Kampen Senior Income Trust
One Parkview Plaza
P.O Box 5555
Oakbrook Terrace, IL 60181-5555

Dear Sirs:

We have beneficially owned shares of Van Kampen Senior
Income Trust valued at more than $2,000 for more than one year and we intend to continue our ownership through the date of the next annual meeting. We are submitting the following proposal and supporting statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 for inclusion in management's proxy statement for the next annual meeting of stockholders or any earlier meeting.

RESOLVED:  It is recommended that the Van Kampen Senior Income
Trust (the "Trust") be converted to an interval fund.

Supporting Statement

The Trust's market price has been languishing at a double-digit discount from its net asset value ("NAV") for a long time. In fact, the Trust's discount is among the largest of any closed-end income fund. For example, on September 13, 2002, the market price of the Trust's shares was $6.63 vs. an NAV of $7.84, representing a discount of 15.4%. We don't think a shareholder wishing to sell some of his shares should have to accept a price that is so much lower than their intrinsic value.

If the Trust were to adopt an interval fund structure, it would make periodic repurchase (tender) offers at NAV. This would allow shareholders to sell at least some of their shares at NAV rather than at a large discount. Furthermore, we believe that if the Trust had an interval structure, the shares would trade at a significantly narrower discount than they currently do.

If you would like to see the market value of your shares increase and the discount reduced, we urge you to vote in favor of this proposal.

Very truly yours,


Judy and Phillip Goldstein